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                                                                     Exhibit 5.1


                                 April 17, 1998

YieldUP International Corporation
117 Easy Street
Mountain View, CA  94043

        RE:    REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

               We are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of 2,500,000 shares of Common Stock (the "Shares") of YieldUP International Corporation, a Delaware corporation (the "Company"), which are issuable upon the conversion of the Company's Series A Convertible Preferred Stock (the "Preferred Shares") which is held by the Selling Stockholders named in such registration statement.

               We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We have also assumed that the Shares issuable upon conversion of the Preferred Shares will be evidenced by appropriate certificates, duly executed and delivered.

               We are admitted to practice only in the State of California and we express no opinion concerning any law other than the law of the State of California, the corporation laws of the State of Delaware and the federal law of the United States.

               As to matters of Delaware corporation law, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. We have not obtained opinions of counsel licensed to practice in jurisdictions other than the State of California.

               Based on such examination, we are of the opinion that the Shares, when sold pursuant to the registration statement to which this opinion is an exhibit will be validly issued, fully paid and non-assessable.

               We hereby consent to the filing of this opinion as an exhibit to the registration statement referred to above and the use of our name wherever it appears in said registration statement.

                                       Respectfully submitted,

                                       /s/ Gray Cary Ware & Fredenrich llp

                                       GRAY CARY WARE & FREIDENRICH LLP


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